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                                                                    EXHIBIT 10.7

                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

                                (INVENTORY LOAN)

                                     between

                            SILVERLEAF RESORTS, INC.
                                  (as Borrower)

                                       and

                          TEXTRON FINANCIAL CORPORATION
                                   (as Lender)

                              As of April 30, 2002

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                              SECOND AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of April 30, 2002 (the "SECOND AMENDMENT"), is by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (the "LENDER"), and SILVERLEAF RESORTS, INC., a Texas corporation (the "BORROWER")

                                   WITNESSETH:

     WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement dated as of December 16, 1999 (the "ORIGINAL LOAN AGREEMENT"), pursuant to which the Borrower executed its Secured Promissory Note in favor of the Lender in the amount of $10,000,000.00, (the "Note");

     WHEREAS, Lender and Borrower, as a result of certain Events of Default under the Original Agreement, entered into that certain Forbearance Agreement dated as of April 6, 2001 (the "Forbearance Agreement");

     WHEREAS, Lender and Borrower are parties to that certain First Amendment to Loan and Security Agreement dated as of April 17, 2001 (the "FIRST AMENDMENT, and together with the Original Loan Agreement, the "ORIGINAL AGREEMENT") which, among other things, incorporated the terms of that certain Forbearance Agreement dated as of April 6, 2001;

     WHEREAS, Lender and Borrower have agreed to enter into this Second Amendment to Loan and Security Agreement (the "SECOND AMENDMENT") to restructure and modify the Loan; and

     WHEREAS, Borrower acknowledges, agrees and confirms that if Borrower fails to satisfy any of the conditions set forth in Paragraph 60 hereof, as determined by Lender, in its sole and absolute discretion, on or before May 31, 2002, then this Second Amendment, and the obligations of Lender hereunder, shall be null and void in all respects ab initio. In such event, the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter, shall continue to control with respect to the Loan; Borrower further acknowledges, confirms and agrees that until such time as Borrower has satisfied all of the conditions set forth in Paragraph 60 hereof, as determined by Lender, in its sole and absolute discretion, the Loan shall continue to be governed by the terms and provisions set forth in the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Second Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Second Amendment, intending to be legally bound, agree as follows:

     1. ADDITIONAL CREDIT FACILITY. Section 1.1(a) is hereby restated and amended to read as follows:

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

     "(a) ADDITIONAL CREDIT FACILITY. The term "Additional Credit Facility" shall mean that certain $10,200,000 credit facility provided by Lender to Borrower pursuant to that certain Loan and Security Agreement dated April 17, 2001 by and between Borrower and Lender, as amended by the First Amendment to Loan and Security Agreement dated April 30, 2002, and as it may be further amended from time to time (the "ADDITIONAL CREDIT LOAN AGREEMENT")."

     2. AGREEMENT. Section 1.1(e) is hereby restated and amended to read as follows:

     "(e) AGREEMENT. This Loan and Security Agreement by and between the Borrower and the Lender (including the Exhibits and Schedules attached hereto), as amended by the First Amendment to Loan and Security Agreement dated as of April 17, 2001 (the "FIRST AMENDMENT"), as further amended by a Second Amendment to Loan and Security Agreement dated as of April 30, 2002 (the "SECOND AMENDMENT"), and as it may be further amended from time to time."

     3. COLLATERAL. Section 1.1(i) is hereby restated and amended to read as follows:

     "(i) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

               (i) The Inventory;

               (ii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Inventory;

               (iii) Pledged Notes Receivable (including all Notes Receivable comprising the Ineligible Notes Portfolio) and all proceeds of or from them;

               (iv) the mortgages securing such Pledged Notes Receivable and all proceeds of or from them;

               (v) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, (including any relating to the Ineligible Note Portfolio) and the mortgages securing such Pledged Notes Receivable;

               (vi) the Land;

               (vii) the Additional Resort Collateral;

               (viii) the Silverleaf Finance I, Inc. Stock;

               (ix) the Standby Servicing Agreement;

               (x) the Standby Management Agreement;

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

               (xi) All collateral under the Additional Credit Facility, the Heller Facility, the Sovereign Facility and the Existing Credit Facilities, as each such term is herein defined;

               (xii) All books, records, reports, computer tapes, disks and software relating to the Collateral; and

               (xiii) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof."

     4. EXISTING CREDIT FACILITY. Section 1.1(u) is hereby restated and amended to read as follows:

     "(u) EXISTING CREDIT FACILITIES. The term "Existing Credit Facilities" shall mean singly and collectively: (i) that certain $75,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan and Security Agreement dated as of April 30, 2002 (the "TRANCHE A LOAN AGREEMENT") and (ii) that certain $71,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of April 30, 2002 (the "TRANCHE B LOAN AGREEMENT)."

     5. FINAL MATURITY DATE. Section 1.1(x) is hereby restated and amended to read as follows:

     "(x) FINAL MATURITY DATE. March 31, 2007."

     6. LAND MORTGAGES OR LAND MORTGAGES. Section 1.1(qqq) is hereby restated and amended as follows:

     "(qqq) LAND MORTGAGE OR LAND MORTGAGES. The term "Land Mortgage" or "Land Mortgages" shall mean singly and collectively, a properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument encumbering all of the right, title and interest of Borrower in the Land and securing the Loan, as modified and amended by mortgage modifications, in the form attached hereto as Exhibit A."

     7. LOAN DOCUMENTS. Section 1.1(ii) is hereby restated and amended as follows:

     "(ii) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

               (i) The Original Agreement, as amended by the First Amendment and this Second Amendment;

               (ii) The Amended and Restated Note;

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

               (iii) The Mortgages;

               (iv) The Environmental Indemnification Agreement;

               (v) Borrower's Certificate and Request for Advance;

               (vi) The Land Mortgages;

               (vii) The Additional Resort Collateral Mortgages;

               (viii) The Additional Resort Collateral Assignment;

               (ix) The Stock Pledge Agreement;

               (x) The Standby Management Agreement Assignment;

               (xi) The Assignment of Management Agreements;

               (xii) The Assignment of Mortgages;

               (xiii) Financing Statements; UCC financing statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are required to be filed pursuant to the Code; and

               (xiv) Other Items; Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lenders, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time."

     8. LOAN YEAR. Section 1.1(jj) is hereby restated and amended to read as follows:

     "(jj) LOAN YEAR. The period from the date that Lender determines in its sole discretion that all conditions set forth in Paragraph 60 hereof have been satisfied, which date shall not be later than May 31, 2002, through March 31, 2003 and each twelve (12) calendar month period thereafter."

     9. BUSINESS PLAN. Section 1.1(iii) is hereby restated and amended to read as follows:

     "(iii) BUSINESS PLAN. The term "Business Plan" shall mean the five (5) year "Stand Alone" business plan prepared by Borrower and attached hereto as Exhibit
F. The Business Plan includes the "Impact on Lenders Worksheet" setting forth the amounts to be advanced by each of the Lenders, Heller and Sovereign pursuant to their respective credit facilities (the "Senior Lender Advance Schedule")."

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

     10. DEFINITIONS. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraphs:

     "(ttt) ADDITIONAL ELIGIBLE RESORTS OR ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.12 hereof.

     (uuu) ADDITIONAL RESORT COLLATERAL. The term "Additional Resort Collateral" shall mean singly and collectively, the development rights, real property, fixtures and other personal property, including all management agreements for the Resorts, now or hereafter acquired by Borrower and listed on Schedule 1.1(uuu). For the avoidance of doubt, "Additional Resort Collateral" shall not include the promissory notes and other property of Silverleaf Finance I, Inc., that constitutes "Pledged Assets" under the DZ Documents.

     (vvv) ADDITIONAL RESORT COLLATERAL MORTGAGES. A properly recorded, first priority mortgage, deed of trust, deed to secure debt or other security instrument, as applicable, executed and delivered by the Borrower to Lender, encumbering all of the right, title and interest of Borrower in that portion of the Additional Resort Collateral constituting real property.

     (www) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS. The term "Additional Resort Collateral Assignments" shall mean singly and collectively: (i) a first priority security agreement executed and delivered by Borrower to Lender granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting personal property, and (ii) a first priority security agreement executed and delivered by Borrower to Lender, granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting development rights.

     (xxx) ASSIGNMENT OF MANAGEMENT AGREEMENTS. The term "Assignment of Management Agreements" shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Lender, of all of Borrower's rights under each management agreement for the Resorts.

     (yyy) BOND HOLDER EXCHANGE TRANSACTION. The term "Bond Holder Exchange Transaction" shall mean that certain senior subordinate note holder exchange transaction on the terms and conditions outlined in that certain term sheet dated October 19, 2001 (the "BOND HOLDER EXCHANGE TRANSACTION LETTER"), a copy of which is attached hereto as Exhibit E, and which is to be consummated pursuant to the documents listed on Schedule 1.1(yyy) hereto (the "BOND HOLDER EXCHANGE DOCUMENTS").

     (zzz) CASH AND CASH EQUIVALENTS. Unrestricted (i) cash; (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by

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Standard & Poor's Rating Group or P-1 (or better) by Moody's Investor Service,
Inc. provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

     (aaaa) DZ FACILITY. The term "DZ Facility" shall mean that certain note purchase facility to be provided by DZ Bank Deutsche Genossenschaftsbank, AG, as agent for Autobahn Funding Company, LLC ("DZ") to Borrower, on the terms outlined in the DZ Letter Agreement, dated December 12, 2001 as supplemented by that certain letter agreement by and between Borrower and DZ dated February 7, 2002, and attached hereto as Exhibit G (collectively, the "DZ LETTER AGREEMENT") and evidenced by the documents listed on Schedule 1.1(aaaa) hereto (the "DZ DOCUMENTS").

     (bbbb) EBITDA. The term EBITDA means, with respect to any Person for any period, (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus
(b) non-cash items properly added in determining net income, in each case for the corresponding period.

     (cccc) EFFECTIVE DATE. The term "Effective Date" shall have the meaning given in paragraph 64 of this Second Amendment.

     (dddd) EXTENSION LETTER. The term "Extension Letter" shall mean that certain extension letter dated April 15, 2002, which extended the Revolving Loan Period of the Loan to May 31, 2002, subject to the terms and conditions contained therein.

     (eeee) INELIGIBLE NOTE PORTFOLIO. The term "Ineligible Note Portfolio" shall mean certain of Borrower's Notes Receivable and Mortgages which are not currently pledged to any other Person, which are listed in Exhibit K attached hereto and which shall be held by Borrower, as agent for and on behalf of Lender, unless and until an Event of Default shall occur, in which case the Ineligible Note Portfolio shall be delivered to Lender in accordance with
Section 3.7 hereof.

     (ffff) MARKETING AND SALES EXPENSES. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

     (gggg) NET SECURITIZATION CASH FLOW. All right, title and interest of Silverleaf Finance I, Inc., a wholly owned subsidiary of Borrower, in any excess cash flow derived from the Notes Receivable sold by Silverleaf Finance I, Inc. to DZ pursuant to the DZ Documents.

     (hhhh) NOTE RECEIVABLE. A promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval.

     (iiii) OPERATING EXPENSES. Shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular

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monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs.

     (jjjj) PLEDGED NOTES RECEIVABLE. Any Note Receivable which at any time has been pledged to Lender by Borrower pursuant to this Agreement or any of the Loan Documents, including an Ineligible Note Receivable.

     (kkkk) REVENUES. Shall mean all proceeds from the sale of Intervals, regardless of whether such proceeds are in the form of cash or Notes Receivable.

     (llll) STOCK PLEDGE AGREEMENT. Shall mean the agreement in the form attached hereto as Exhibit A, pursuant to which all issued and outstanding shares of Silverleaf Finance I, Inc.'s capital stock and all right, title and interest in such shares, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock (the "SILVERLEAF FINANCE I, INC. STOCK") are pledged to Lender as security for the Loan.

     (mmmm) STANDBY MANAGER. Shall mean the Person selected by Borrower, and acceptable to Lender, in its sole discretion, to act as standby manager of Borrower's Resorts in accordance with this Agreement. Subject to the review and approval of the Standby Management Agreement by Lender, in its sole discretion, Lender hereby approves J&J Limited, Inc. as the initial Standby Manager.

     (nnnn) STANDBY MANAGEMENT AGREEMENT. Shall mean the agreement to be entered into between the Standby Manager and Borrower providing for the management of Borrower's business and the Resorts on the occurrence of an Event of Default hereunder.

     (oooo) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT. Shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Lender, of all of Borrower's rights under the Standby Management Agreement.

     (pppp) TANGIBLE NET WORTH. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus (ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to Lender, minus (iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Effective Date deferred sales are no longer considered an asset under GAAP, Lender agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower's Tangible Net Worth.

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     (qqqq) TAX REFUND. The term "Tax Refund" means that certain corporate tax refund of Borrower for the 1998 and 1999 tax years in the estimated amount of $5,000,000.

     (rrrr) TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its subsidiaries during such period on all indebtedness of Borrower and its subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money."

     11. REVOLVING LOAN AND LENDING LIMITS. Section 2.1 is hereby restated and amended to read as follows:

     "2.1 REVOLVING LOAN AND LENDING LIMITS. Upon the terms and subject to the conditions set forth in this Agreement, including but not limited to Section 2.8 hereof, the Lender shall make Advances to the Borrower, and the Borrower may borrow, repay and reborrow during the Revolving Loan Period, as such term is hereafter defined, principal under the Loan in an amount not to exceed at any time the lesser of: (i) the Loan to Retail Value Ratio of the Required Retail Value of the Inventory or (ii) $10,000,000.00. The Revolving Loan period shall terminate in all respects on March 31, 2004. Borrower's right to receive Advances hereunder shall also be subject to the terms and conditions set forth in that certain Intercreditor Agreement between Lender, Borrower, Heller and Sovereign dated of even date herewith. Notwithstanding anything herein to the contrary, Borrower acknowledges, confirms and agrees that it shall not be entitled to receive, nor shall any Lender be required to make, any Advance if and to the extent that: (i) Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Agent in its sole and absolute discretion; or (ii) the most recent weekly flash report delivered in accordance with Section 7.1(h)(vii) hereof (a "WEEKLY FLASH REPORT"), indicates that Borrower has in excess of five million dollars ($5,000,000) in available unrestricted cash.

     Borrower acknowledges, agrees and confirms that Lender's obligation to Borrower and Borrower's right to borrow under this Agreement is subject to the satisfaction of the conditions set forth in Paragraph 60 hereof on or before May 31, 2002. Until such time as Lender determines that the conditions set forth in Paragraph 60 hereof have been satisfied, all of Borrower's rights with respect to Advances shall be governed by and construed in accordance with the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter. If the conditions set forth in Paragraph 60 are not satisfied on or before May 31, 2002, then this Second Amendment, and the respective rights and obligations of the parties hereto, shall be null and void ab initio and of no further force and effect and the respective rights and obligations of Borrower and Lender shall be governed by the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter.

     Notwithstanding anything herein to the contrary, the obligation of Lender to make any Advance under this Agreement shall be subject to and conditioned upon Heller making advances

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to Borrower substantially in accordance with the Business Plan, including the
Senior Lender Advance Schedule, which Lender agrees will be determined on a quarterly basis commencing March 31, 2002. Lender shall have no obligation to make any Advance hereunder to the extent that Heller terminates its facility or fails to make advances as provided in the Business Plan, including the Senior Lender Advance Schedule, which Lender agrees will be determined on a quarterly basis commencing March 31, 2002."

     12. FACILITY FEE. Section 2.6(c) is hereby deleted in its entirety.

     13. LOAN TERM. Section 2.7 is hereby restated and amended to read as follows:

     "2.7 LOAN TERM. The term of the Loan shall commence on the Effective Date and shall terminate on March 31, 2007"

     14. MAXIMUM OBLIGATION OF LENDER UNDER THE LOAN, THE ADDITIONAL CREDIT FACILITY AND THE EXISTING CREDIT FACILITIES. Section 2.8 is hereby deleted in its entirety.

     15. CHANGE IN CONTROL. Section 2.9(b) is hereby restated and amended to read as follows:

     "(b) CHANGE IN CONTROL. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of Borrower as described in Schedule 2.10(b) hereto, Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons' experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of Borrower as set forth on Schedule 2.10(b). Notwithstanding the foregoing, the makeup of the Borrower's Board of Directors may be altered in accordance with the Bond Holder Exchange Documents, provided that Lender shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors' positions are controlled by the Bond Holders."

     16. SUSPENSION OF ADVANCES. Section 2.9 is hereby amended in part to add the following new paragraph:

     "(c) FAILURE TO ADHERE TO BUSINESS PLAN/DEFAULT OR EVENT OF DEFAULT. Lender shall not be obligated to fund any Advance hereunder if: (i) Borrower shall fail to substantially adhere to the Business Plan (including the Senior Lender Advance Schedule) as determined by Lender in its sole and absolute discretion or
(ii) a Default or Event of Default shall have occurred and be continuing."

     17. GRANT OF SECURITY INTEREST. Section 3.1 is hereby restated and amended to read as follows:

     "3.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and

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grants to Lender a continuing first priority security interest in and to the
Collateral to further secure the payment and performance of the Obligations. To further secure the payment and performance of the Obligations, Borrower shall also execute and deliver Lender: (i) the modifications to the Land Mortgages in the applicable form attached hereto as Exhibit A, granting Lender a first priority mortgage lien on the Land and (ii) the Additional Resort Collateral Mortgages, in the applicable form attached hereto as Exhibit A, granting Lender, a first priority mortgage lien on that portion of the Additional Resort Collateral consisting of real property. To further secure the payment and performance of the Obligations, Borrower shall further execute and deliver to
Lender: (1) the Additional Resort Collateral Assignment, in the applicable form attached hereto as Exhibit A, granting Lender a first priority security interest on that portion of the Additional Resort Collateral consisting of personal property; (2) the Stock Pledge Agreement, in the applicable form attached hereto as Exhibit A, granting Lender, and a first priority security interest in the Silverleaf Finance I, Inc. Stock; and (3) the Standby Management Agreement Assignment, in the applicable form attached hereto as Exhibit A, assigning to Lender, all of Borrower's right, title and interest in the Standby Management Agreement.

          Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as follows:

          The Loan shall be secured by:

               (i) a first priority security interest in the Inventory;

               (ii) a second priority security interest in the Silverleaf Finance I, Inc. Stock and the Additional Resort Collateral, subject only to the first priority security interest securing the term loan component of the Additional Credit Facility and the Existing Credit Facilities; and

               (iii) a second priority security interest in the Pledged Notes Receivable and the Ineligible Note Portfolio and the mortgages securing the same, subject only to the first priority security interest securing the revolving loan component of the Additional Credit Facility and the Existing Credit Facilities.

In addition to the foregoing, Borrower acknowledges, agrees and confirms that the security interest granted to Lender, in all other Collateral to secure the Loan, including the Land, the Standby Management Agreement and the other collateral securing the Heller Facility, the Sovereign Facility, the Additional Credit Facility and the Existing Credit Facilities shall be equal in priority as between the Loan, the Additional Credit Facility and the Existing Credit Facilities and, with respect to the collateral securing the Heller Facility, the Sovereign Facility, the Additional Credit Facility and the Existing Credit Facilities, subject only to the security interests securing such facilities. For purposes hereof, the reference to "collateral securing the Heller Facility" and "collateral securing the Sovereign Facility" shall mean the Notes Receivable and related mortgages exclusively assigned to Heller or Sovereign in connection with an advance under their respective loan documents."

     18. INSURANCE. Section 3.3 is hereby restated and amended to read as follows:

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

     "3.3 INSURANCE. Insurance coverage with respect to the Resort(s) is provided by the Timeshare Owners' Association. Borrower shall furnish Lender, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured. Borrower shall furnish to Lender evidence of insurance coverage with respect to the Land, that portion of the Additional Resort Collateral constituting real property and such other portion of the Additional Resort Collateral as Lender may reasonably request. Such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as Lender may reasonably require. Each such policy shall name Lender as an additional insured and loss payee, as their respective interests may appear. In the event of a loss or damage to any portion of the Additional Resort Collateral constituting real property. Borrower shall, unless an Event of Default exists, apply the proceeds of any such insurance policy to restoration and repair of the Additional Resort Collateral in question in accordance with the applicable Declaration. If an Event of Default has occurred, Lender may, in its sole discretion, apply the proceeds of any such insurance policy to restoration and repair of such Additional Resort Collateral in question in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof."

     19. CROSS COLLATERALIZATION. Section 3.5 is hereby restated and amended to read as follows:

     "3.5 CROSS COLLATERALIZATION. The Collateral also secures the Obligations of Borrower under the Additional Credit Facility and the Existing Credit Facilities. Upon repayment of this Loan and the satisfaction by Borrower of all of the Obligations, the Collateral shall continue to secure the Additional Credit Facility and the Existing Credit Facilities, as provided in the documents evidencing and securing the Additional Credit Facility and the Existing Credit Facilities. Borrower further acknowledges and agrees that upon repayment in full of the Heller Facility and/or the Sovereign Facility, Lender's security interest in the collateral securing such facilities shall automatically become a first priority security interest for securing the Borrower's Obligations hereunder and under the Additional Credit Facility and the Existing Credit Facilities and Borrower shall take such steps as Lender may request to deliver such collateral to Lender and to confirm Lender's first priority security interest therein. Notwithstanding the foregoing: (a) when the term loan component of the Additional Credit Facility and the Existing Credit Facilities and the Loan are paid in full, the Additional Resort Collateral shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Additional Resort Collateral is also released from any lien granted to Sovereign pursuant to the Sovereign Documents; and (b) when both the term loan component of the Additional Credit Facility and the Existing Credit Facilities and the Loan are paid in full, the Silverleaf Finance I, Inc., Stock shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Silverleaf Finance I, Inc., Stock is also released from any lien granted to Sovereign pursuant to Sovereign Documents."

     20. COLLATERAL. Section 3 is hereby amended in part to add the following new paragraphs:

     "3.6 TAX REFUND. Borrower agrees that it shall use the proceeds of the Tax Refund strictly to fund Operating Expenses in accordance with the Business Plan and for no other reason, without Lender's prior written consent. Borrower further agrees to use the Tax Refund before any Advance hereunder. Upon request of Lender, Borrower shall promptly provide to Lender such evidence as Lender may request as to the manner in which the proceeds of the Tax Refund are being used.

     3.7 SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Lender shall have a continuing security interest in all of the Pledged Notes Receivable, including all Notes Receivable in the Ineligible Note Portfolio and any Notes Receivable pledged to Heller or Sovereign and Lender may collect all payments made under or in respect of all such Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Lender, if at all, pursuant to Section 12.10 of the Tranche A Loan Agreement or Section 7.2(a) below. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Lender, shall retain possession of and collect all payments under or in respect of all Notes Receivable in the Ineligible Note Portfolio. By executing this Agreement, Borrower acknowledges and agrees that it is holding such Notes Receivable as bailee and agent for Lender. Borrower shall hold and designate such Notes Receivable in a manner which clearly indicates that they are being held by Borrower as bailee on behalf of Lender. Upon the occurrence of an Event of Default, Borrower shall promptly deliver to Lender, for itself and as agent for Sovereign and Heller, all original Notes Receivable comprising the Ineligible Note Portfolio and to the extent not previously delivered to Lender, the documents listed in Section 5.1(b) of the Tranche A Loan Agreement and with respect thereto and after such Event of Default Lender shall have the right to collect all proceeds therefrom and apply the same to payment of the Obligations as set forth in Section 2.3(a) hereof.

          To perfect the security interest of Lender in the Ineligible Note Portfolio, Borrower agrees, subject to Lender's prior approval, to execute and cause to be filed, at Borrower's sole cost and expense, UCC-1 financing statement(s) with the appropriate state and local governmental authorities as requested by Lender. Borrower also shall execute and deliver in escrow to Lender, for itself and as agent on behalf of Sovereign and Heller, an assignment of Mortgages in the form attached hereto as Exhibit A (the "Assignment of Mortgages") and as approved by Lender, Sovereign and Heller at their sole and absolute discretion, assigning equally to Lender, Heller and Sovereign all of Borrower's rights, title and interests in each and all of the Mortgages relating to the Notes Receivable in the Ineligible Note Portfolio. Borrower further agrees to promptly execute and deliver modifications or additional Assignments of Mortgages requested by Lender, Heller and Sovereign in order to continue the security interests of Lender, Heller and Sovereign in the Ineligible Note Portfolio. Borrower acknowledges and agrees that upon an Event of Default, Lender, or a designee as designated by Lender, Heller and Sovereign pursuant to the terms of the Intercreditor Agreement, shall have the right to automatically record, at Borrower's sole cost and expense, all such Assignments of Mortgages executed by Borrower and delivered to Lender in accordance with the terms of this Section 3.7."

     21. UCC SEARCH. Section 4.5(e) is hereby restated and amended to read as follows:

     "(e) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral."

     22. REQUESTS FOR ADVANCES. Section 5(a)(iv) is hereby restated and amended to read as follows:

     "(iv) be delivered to the office of Lender at least five (5) Business Days prior to the date of the requested Advance;"

     23. LOAN DOCUMENTS/COLLATERAL: Section 5(b) is amended in part to read as follows:

     "(b) LOAN DOCUMENTS/COLLATERAL. Not less than five (5) Business Days prior to the date of any Advance, Borrower shall have:"

     24. FUNDING PROCEDURE. Section 5(c) (Other Conditions) is hereby restated and amended in part to add the following new paragraph 5:

     "(ix) Heller funds its respective portion in accordance with 2.1 and as provided in the Intercreditor Agreement;

     (x) there are insufficient proceeds from the Tax Refund to pay Operating Expenses as provided in the Business Plan; and

     (xi) the most recent Weekly Flash Report indicates that Borrower has less than five million dollars ($5,000,000) in available unrestricted cash."

     25. FINANCIAL STATEMENTS AND BUSINESS CONDITION. Section 6.3 is hereby restated and amended to read as follows:

     "6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Weekly Flash Reports, the Monthly Financial Reports for the first ten (10) months of the calendar year 2001 and the Alternative Financial Models dated December 4, 2001 are, to the best of Borrower's knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein, including the fact that such statements and reports are preliminary and subject to completion of the audit thereof and that Borrower anticipates adjustments thereto which may significantly affect the results thereof, including an estimated reduction in shareholder equity of $63,000,000. To the best of Borrower's knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Lender in writing."

     26. TAXES: Section 6.4 is hereby restated and amended to read as follows:

     "6.4 TAXES. In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts or the Collateral. Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable. Borrower has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other assessments against that portion of the Additional Resort Collateral constituting real property and against the Land, and Borrower knows of no basis for any additional taxes or assessments against the Land or other such real property."

     27. TITLE TO PROPERTIES: PRIOR LIENS. Section 6.5 is hereby restated and amended to read as follows:

     "6.5 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to all of the Collateral, and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Lender, Sovereign and Heller, the Liens granted to secure the Additional Credit Facility and the Existing Credit Facility and the Liens described in Schedule 6.5 hereto, there are no liens or encumbrances against the Collateral, or against any Resort."

     28. ENVIRONMENTAL MATTERS. Section 6.9 is hereby restated and amended to read as follows:

     "6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9: (a) neither the Land, any portion of the Additional Resort Collateral consisting of real property or any Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property,
(c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, the Land or any portion of the Additional Resort Collateral consisting of real property, and (d) neither Borrower nor the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws."

     29. USE OF PROCEEDS/MARGIN STOCK. Section 6.11 is hereby restated and amended to read as follows:

     "6.11 USE OF PROCEEDS/MARGIN STOCK. (a) The proceeds of the Loan, the Heller Loan, the Tax Refund, the Sovereign Loan, the DZ Facility and any cash dividend or other cash distribution Borrower receives from Silverleaf Finance I, Inc. will be used strictly in accordance with the Business Plan and for no other purpose and (b) none of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11."

     30. NO DEFAULTS Section 6.12 is hereby restated and amended to read as follows:

     "6.12 DEFAULTS. Except for the Specified Events of Default (as defined in the Forbearance Agreement) during the Forbearance Period (as defined in the Forbearance Agreement), Borrower has no knowledge of any Default or Event of Default not disclosed to Lender in writing except for the specified events of default under the forbearance agreement between Borrower and Heller or the forbearance agreement between Borrower and Sovereign, Borrower has no knowledge of any default or event of default under the Heller Documents or the Sovereign Documents, except as disclosed to Agent in writing, and neither Heller nor Sovereign has accelerated any loan obligation of Borrower on account of any such specified default or event of default."

     31. RESTRICTIONS OF BORROWER. Section 6.14 (Restrictions of Borrower) is hereby restated and amended to read as follows:

     "6.14 RESTRICTIONS OF BORROWER. Except for this Agreement and the Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Tranche C Loan Documents, the Heller Documents and the Sovereign Documents, the Borrower will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness or prohibits Borrower's execution of or compliance with the terms of this Agreement, the other Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Tranche C Loan Documents, the Heller Documents, the Bond Holder Exchange Documents, the Sovereign Documents or the DZ Facility Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided herein, and, with respect to the Land, the Additional Resort Collateral, the Silverleaf Finance I. Inc., Stock and the Ineligible Notes Receivable, in favor of Heller and Sovereign, as applicable."

     32. OPERATING CONTRACTS. Section 6.18(h) is hereby restated and amended to read as follows:

     "(h) OPERATING CONTRACTS. Borrower has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts")."

     33. ADDITIONAL REPRESENTATION AND WARRANTIES. Section 6.25 is hereby restated and amended to read as follows:

     "6.25 ADDITIONAL REPRESENTATIONS AND WARRANTIES. This Agreement, the Original Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower ratifies and confirms each covenant and agreement made under the Original Agreement and the other Loan Documents, except as provided in the Forbearance Agreement."

     34. GENERAL REPRESENTATIONS AND WARRANTIES. Section 6 is hereby restated and amended in part to add the following new paragraphs:

     "6.26 ADDITIONAL RESORT COLLATERAL.

     (a) FIRST LIEN. Subject to the other first lien rights of Heller and Sovereign as provided in the Intercreditor Agreement, upon execution and delivery of the Additional Resort Collateral Assignments and execution and recording of the Additional Resort Collateral Mortgages, Lender will have a valid first lien in the Additional Resort Collateral.

     (b) ACCESS. The portion of the Additional Resort Collateral constituting real property has adequate legal rights of access to a public way.

     (c) FLOOD ZONE. Except as is disclosed in the surveys of the portion of the Additional Resort Collateral constituting real property that have been or will be provided to Lender, no portion of such land is located in a flood hazard area as defined by the Federal Insurance Administration.

     (d) SEISMIC EXPOSURE. No portion of the Additional Resort Collateral constituting real property is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

     (e) CONDEMNATION. No portion of the Additional Resort Collateral constituting real property has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of such land.

     (f) NO PURCHASE OPTIONS. No person or entity has an option to purchase any portion of the Additional Resort Collateral, or any portion thereof, or any interest therein.

     6.27 HELLER AND SOVEREIGN FACILITIES. The modifications of the Heller Facility and the Sovereign Facility on terms and conditions as provided in the Business Plan, have closed and Lender has been provided with true and correct copies of the Heller Documents and the Sovereign Documents, as so modified. There is no event of default or event which, with the passage of time, notice or both, would constitute an event of default under either the Heller Facility or the Sovereign Facility and Borrower is in good standing under both of such facilities.

     6.28 BOND HOLDER EXCHANGE TRANSACTION. The Bond Holder Exchange Letter has not been amended, modified or otherwise rescinded.

     6.29 DZ FACILITY. The DZ Letter Agreement is in full force and effect and has not been amended, modified or otherwise rescinded."

     35. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Section 7.1(a) is hereby restated and amended to read as follows:

     "(a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder, other than a Specified Event of Default (as defined in the Forbearance Agreement); and Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as Borrower shall so notify Agent, in writing, of any change of location of such office or agency."

     36. CONSOLIDATION AND MERGER. Section 7.1(c) is hereby restated and amended as follows:

     "(c) CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder."

     37. MAINTENANCE OF INSURANCE. Section 7.1(d) is hereby restated and amended to read as follows:

     "(d) MAINTENANCE OF INSURANCE. Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations) and the Resort:

          (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements and any personal property located in or on the Resort and any real property constituting part of the Additional Resort Collateral, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to

          Lender, breach of warranty coverage, replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance;

          (ii) Public liability and property damage insurance covering the Resort in amounts and on terms satisfactory to Lender; and

          (iii) Such other insurance on the Resort and any real property constituting part of the Additional Resort Collateral or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

          To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resort or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Lender's prior written approval.

          In the event of any insured loss or claim in respect of the Resort or any real property comprising the Additional Resort Collateral, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

          All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this
Section 7.1(d), a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements.

          In the event of any fire or other casualty to or with respect to the improvements on or at the Resort or any real property comprising the Additional Resort Collateral, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resort or any real property comprising the Additional Resort Collateral, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Agent may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof."

     38. MAINTENANCE OF SECURITY. Section 7.1(e) is hereby restated and amended to read as follows:

     "(e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted to Lender to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral."

     39. ANNUAL FINANCIAL REPORTS. Section 7.1(h)(ii) is hereby restated and amended to read as follows:

     "(ii) ANNUAL FINANCIAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each calendar year or other fiscal year as may be applicable with respect to Borrower (a "Fiscal Year"), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Notwithstanding the foregoing, Borrower shall deliver its annual financial statements for Fiscal Years 2000 and 2001 within 90 days of the Effective Date. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower to be true, correct and complete, and shall otherwise be in form acceptable to Lender. In the event that Lender, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Lender with new Financial Statements acceptable to Lender within fifteen (15) days after Lender delivers written notice of such dissatisfaction to Borrower, then, at Lender's request, Borrower shall furnish to Lender copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Lender. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, Lender shall bear, pro rata based upon its Pro Rata Percentage, the cost of the certified public accountant's audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant's audit;"

     40. NOTICE OF CLAIMED DEFAULT. Section 7.1(h)(iii) is hereby restated and amended to read as follows:

          "(iii) NOTICE OF CLAIMED DEFAULT. Except for a Specified Event of Default identified in the Forbearance Agreement, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, or upon becoming aware of any acceleration with respect to any Specified Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;"

     41. MATERIAL ADVERSE DEVELOPMENTS. Section 7.1(h)(vi) is hereby amended to read as follows:

          "(vi) MATERIAL ADVERSE DEVELOPMENTS. Except as provided in the Business Plan , immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect the Borrower, the Collateral, the Resort, the business, prospects, profits or condition (financial or otherwise) of the Borrower, or the ability of the Borrower to perform its Obligations under the Agreement, Borrower shall provide Lender with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect;"

     42. REPORTING REQUIREMENTS. Section 7.1(h) is hereby amended in part to add the following new paragraphs:

          "(viii) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable, (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable, (iv) a Borrowing Base Report, (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement, and (vi) a report in form satisfactory to Lender indicating, among other things, the conformity of the Borrower's business to the Business Plan and any variances therefrom during the preceding calendar month.

          (viv) OTHER INFORMATION. Borrower shall deliver to Lender: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; and (ii) any other information related to the Loan, the Collateral, the Resort or Borrower as Lender may in good faith request."

     43. MANAGEMENT. Section 7.1(j) is hereby restated and amended to read as follows:

     "(j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Lender in writing at least thirty (30) days in advance of its new location, it will retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and
(iii) will continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Lender."

     44. MAINTENANCE. Section 7.1(n) is hereby restated and amended as follows:

     "(n) MAINTENANCE. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resort and that portion of the Additional Resort Collateral consisting of real property in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort and that portion of the Additional Resort Collateral consisting of real property so that the value and operating efficiency of the Resort and that portion of the Additional Resort Collateral consisting of real property will be maintained at all times and so that the Resort and that portion of the Additional Resort Collateral consisting of real property remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law."

     45. LOCAL LEGAL COMPLIANCE. Section 7.1(p)(i) is hereby restated and amended as follows:

          "(i) LOCAL LEGAL COMPLIANCE. Borrower will comply, and will cause the Resort, the Land and each portion of the Additional Resort Collateral constituting real property to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements."

     46. OTHER COMPLIANCE. Section 7.1(p)(iii) is hereby restated and amended as follows:

          "(iii) OTHER COMPLIANCE. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, the each state in which an applicable Resort, the Land or Collateral is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act;
(2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA;
(9) federal postal laws;

(10) applicable state and federal securities laws; (11) applicable usury laws;
(12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws; (14) the ADA;
(15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (17) the Federal Trade Commission's Privacy of Consumer Financial Information Rule; (18) other applicable federal statutes and the rules and regulations promulgated thereunder; and (19) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals."

     47. AFFIRMATIVE COVENANTS. Section 7.1 is hereby amended in part to add the following new paragraphs:

     "(x) STANDBY MANAGER AND RESORT CONSULTANT. Borrower will enter into agreements for the Standby Manager and the Resort Consultant on or before the Effective Date and will maintain such agreements in full force and effect. Borrower will maintain the agreement for the Standby Servicer in full force and effect. Borrower agrees that upon the occurrence of a Default or Event of Default hereunder: (1) Lender may, with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, terminate any then existing management agreements and replace any existing manager with such manager as Lender may select, provided however, if:
(x) the obligations have become immediately due and payable in accordance with
Section 9.1 (a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby Manager, then no such approval of Borrower's Board of Directors shall be required; and (2) The Standby Servicer will assume full control over the servicing of all Pledged Notes Receivable, reporting solely to Lender, as provided in Section 10.14 hereof."

     (y) DZ FACILITY. The DZ Letter Agreement remains in full force and effect and has not been amended, modified or rescinded and Borrower will diligently commence and proceed to close the DZ Facility on or before May 31, 2002 as contemplated in the DZ Letter Agreement, the Term Sheet and the Business Plan, and will promptly provide Agent with true and correct copies of the DZ Documents.

     (z) BOND HOLDER EXCHANGE TRANSACTION. Borrower will act diligently and in good faith to cause the requisite number of bond holders to accept the offer to participate in the Bond Holder Exchange Transaction on the terms set forth in the Bond Holder Exchange Letter and to close the Bond Holder Exchange Transaction on or before May 31, 2002, and promptly provide Lender with true and correct copies of all documents executed and/or delivered in connection with the Bond Holder Exchange Transaction.

     (aa) HELLER FACILITY, SOVEREIGN FACILITY, DZ FACILITY AND BOND HOLDER EXCHANGE TRANSACTION. Borrower will comply with each of the terms and conditions of the Heller Facility, the Sovereign Facility, the DZ Facility and the Bond Holder Exchange Documents and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the forgoing credit facilities.

     (bb) FINANCIAL COVENANTS.

          (i) TANGIBLE NET WORTH. Borrower shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (A) the greater of (1) $100,000,000 or (2) an amount equal to 90% of the Tangible Net Worth of Borrower as of September 30, 2001 plus (B) one hundred percent (100%) of the aggregate amount of proceeds received by Borrower after January 1, 2002 in connection with (1) each issuance by Borrower of any class or classes of capital stock after January 1, 2002 and (2) each incurrence of Indebtedness after January 1, 2002, other than Indebtedness which shall be the most senior Indebtedness of Borrower plus (C) one hundred percent (100%) of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after January 1, 2002.

          (ii) MARKETING AND SALES EXPENSES. Borrower will not permit as of March 31, 2002 and as of the last day of each calendar quarter thereafter the ratio of Marketing and Sales Expenses for any calendar quarter, singly and on a cumulative basis, during the specified period below (the "REFERENCE PERIOD") to Borrower's net proceeds from the sale of Intervals for such Reference Period to equal or exceed the ratio set forth opposite such period described in the table below during such Reference
                 Period:

Period                               Ratio
------                               -----

4/1/02 - 12/31/02                    .550 to 1

1/1/03 - thereafter                  .525 to 1

          (iii) MINIMUM LOAN DELINQUENCY. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio (including, without limitation, all Pledged Notes Receivable pledged to Lender hereunder, under the Additional Credit Facility and the Existing Credit Facilities and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) to be greater than twenty-five percent (25%). If, as of the last day of each calendar quarter, Borrower's over 30-day delinquency on its entire Pledged Notes portfolio (including, without limitation, all Notes Receivable pledged to Lender under the Additional Credit Facility and the Existing Credit Facilities and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) is greater than twenty percent (20%), then Lender shall have the right to conduct an audit, at Borrower's sole cost and expense, of all Borrower's Notes Receivable pledged to Lender hereunder.


          (iv) INTEREST COVERAGE. (i) For the calendar quarter of Borrower ending June 30, 2002, the Interest Coverage Ratio for Borrower shall be at least 1.1:1; (ii) for the calendar quarter of Borrower ending September 30, 2002, the average of the Interest Coverage Ratio of Borrower of such calendar quarter and the Interest Coverage Ratio for the immediately preceding calendar quarter shall be at least 1.1:1,
                 (iii) for the calendar quarter of Borrower ending December 31, 2002, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for the two immediately preceding calendar quarters shall be at least 1.1:1; (iv) for each calendar quarter of Borrower beginning with, and including, the calendar quarter ending March 31, 2003 and for each calendar quarter of Borrower thereafter, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for each of the three immediately preceding calendar quarters shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the interest expense minus all non-cash items constituting interest expense for such period.

          (v) PROFITABLE OPERATIONS. Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2002, to be less than $1.00 and (b) for any two consecutive fiscal quarters (treated as a single accounting period) to be less than $1.00.

     (cc) NET SECURITIZATION CASH FLOW. Borrower will cause Silverleaf Finance I, Inc. to declare, at least quarterly, a cash dividend payable to Borrower, in an amount equal to the Net Securitization Cash Flow for such quarter. If no Default or Event of Default has occurred, Borrower agrees to use such dividends for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to Lender and applied in accordance with the Additional Credit Facility Loan Agreement, the Tranche A Loan Agreement and the Tranche B Loan Agreement. Borrower agrees to provide Lender with written notice prior to any such sale or securitization and agrees to deliver to Lender copies of all documents executed in connection therewith. Any such sale or securitization shall be acceptable to Lender in its sole and absolute discretion. The proceeds received from any such securitization shall be used to pay down the Loan in accordance with the Business Plan."

     48. LIMITATION ON OTHER DEBT, FURTHER ENCUMBRANCES. Section 7.2(a) is hereby restated and amended as follows:

     "(a) LIMITATION ON OTHER DEBT, FURTHER ENCUMBRANCES. Borrower will not obtain financing and grant liens with respect to the Collateral or any of its other assets or property, except as hereafter provided. Prior to March 31, 2003, Borrower will not obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable, except as provided in the Additional Credit Facility, the Existing Credit Facilities, the Heller Facility and the Sovereign Facility, without the Lender's prior written consent, which consent will not be unreasonably withheld. As a condition to such consent, Lender may require that all proceeds of such financing be applied in repayment of the Loan as provided in Section 2.3(a) hereof or in repayment of the Additional Credit Facility or the Existing Credit Facilities. At any time after March 31, 2003, Borrower may obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable in an amount not to exceed twenty million dollars ($20,000,000.00), without Lender's consent provided that: (i) no Default or Event of Default has occurred; (ii) and such financing does not result in (x) Borrower's failure to substantially adhere to the Business Plan or (y) an Event of Default; and (iii) Lender may require advances to be funded from the Revolving Loan Component of the Additional Credit Facility or the Existing Credit Facilities prior to advances from such other financing. At any time after March 31, 2003, if Borrower wishes to obtain financing in excess of twenty million dollars ($20,000,000.00) which will be secured by any of Borrower's unpledged Notes Receivable, Borrower will obtain Lender's written consent, which consent will not be unreasonably withheld. Borrower may obtain unsecured financing provided: (i) Borrower provides prior written notice to Lender setting forth the terms and conditions thereof; (ii) Lender is provided a copy of the loan documents thereof; and (iii) such financing does not result in Borrower's inability to substantially adhere to the Business Plan, as determined by Lender in its sole and absolute discretion.

     49. TIMESHARE REGIME. Section 7.2(g) is hereby restated and amended as follows:

     "(g) TIMESHARE REGIME. Without Lender's prior written consent, which consent shall not be unreasonably withheld as to changes necessary to implement the Business Plan, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral). Except as otherwise provided herein or in the Sovereign Documents, Borrower shall not assign its rights as "developer" under the Declarations without Lender's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Lender's prior written consent, which consent shall not be unreasonably withheld."

     50. MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOND HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS AND OTHER DEBT INSTRUMENTS. Section 7.2(k) is hereby restated and amended to read as follows:

     "(k) MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOND HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS AND OTHER DEBT INSTRUMENTS. Borrower shall not amend or modify the Heller Documents, the Sovereign Documents, DZ Documents, Bondholder Exchange Documents or the documents evidencing any other indebtedness of Borrower, nor shall Borrower extend, modify, increase or terminate the Heller Facility, DZ Facility, the Bond Holder Exchange Transaction, the Sovereign Facility or any other credit facility or loan, without the prior written consent of Lender, which consent shall not be unreasonably withheld."

     51. NEGATIVE COVENANTS. Section 7.2 is hereby amended in part to add the following new paragraphs:

     "(l) COMPENSATION OF SENIOR MANAGEMENT. The compensation payable to the senior management of Borrower, as a group, shall not be increased by more than twenty-five percent (25%) each year, with the increase in the first year following the Effective Date being measured against the compensation payable to the senior management of Borrower as of December 31, 2001, which compensation is set forth on Schedule 7.2(l). The Borrower represents and warrants that Schedule 7.2(l) accurately sets forth such compensation.

     (m) NO NEW CONSTRUCTION. Borrower will not, without Lender's prior written approval, construct any improvements (excluding resort amenities) on any Resorts, Land or any portion of the Additional Resort Collateral constituting real property, unless such improvements are contemplated in the Business Plan."

     52. COVENANTS. Section 7.3 is hereby restated and amended to read as follows:

          "7.3 OPERATION OF BORROWER'S BUSINESS. Borrower will operate its business in substantial compliance with the Business Plan, including the Senior Lender Advance Schedule."

     53. EVENTS OF DEFAULT. Section 8.1(b) (Covenant Defaults) is hereby restated and amended to read as follows:

     "(b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) or violation of (i) the financial covenants in Section 7.1(bb) or (ii) any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days."

     54. ENFORCEABILITY OF LIENS. Section 8.1(d) is hereby restated and amended as follows:

     "(d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first or second priority lien or security interest, as applicable, in favor of Lender encumbering the asset to which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first or second, as applicable, and prior lien or security interest in a manner satisfactory to Lender within ten (10) days after Lender delivers written notice thereof to Borrower."

     55. EVENTS OF DEFAULT. Section 8.1(l) (Default by Borrower in Other Agreements) is hereby restated and amended to read as follows:

          "(l) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Except for any Specified Event of Default (as provided in the Forbearance Agreement), which Specified Events of Default shall include a prior existing default under the Heller Facility or the Sovereign Facility, any default by Borrower (i) in the payment of any indebtedness to any Lender, including any indebtedness owed to Lender under the Heller Facility, DZ Facility, Sovereign Facility, Bond Holder Exchange Transaction, Additional Credit Facility or the Existing Credit Facilities, (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or
(iv) the acceleration by Heller, Sovereign, DZ or the bondholders of their respective credit facilities."

     56. EVENTS OF DEFAULT. Section 8.1(o) (Violation of Financial Covenants) is hereby restated and amended to read as follows:

     "(o) VIOLATION OF FINANCIAL COVENANTS. Borrower violates any financial covenants set forth in Section 7.1(bb):"

     57. EVENTS OF DEFAULT. Section 8 is hereby amended in part to add the following new paragraph:

     "(r) FAILURE OF DZ FACILITY AND/OR BOND HOLDER EXCHANGE TRANSACTION TO CLOSE. If either the DZ Facility or the Bond Holder Exchange Transaction shall fail to close on the terms and conditions set forth, respectively, in the DZ Letter Agreement and the Bond Holder Exchange Letter, on or before May 31, 2002."

     58. REMEDIES UPON DEFAULT. Section 9 is hereby amended in part to add the following new paragraph:

          "(i) REPLACEMENT OF MANAGER. Without demand or notice of any nature whatsoever, upon an Event of Default, Lender may: (1) terminate any then existing management agreements and with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, replace any existing manager with such manager as Lender may select, provided however, if: (x) the Obligations have become immediately due and payable in accordance with Section 9.1 (a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby, then no such approval shall be required; and
(2) terminate any then existing servicing agreement and replace any then existing Servicer with the Standby Servicer or such other servicer as Lender may select in its sole and absolute discretion. Lender shall also have the right to assume management of the Resorts."

     59. TOTAL AGREEMENT. Section 12.11 (Total Agreement) is hereby restated and amended to read as follows:

          "12.11 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Lender at the offices set forth above. The documents evidencing the Existing Credit Facilities and the Additional Credit Facility shall remain in full force and effect."

     60. CONDITIONS PRECEDENT. The obligation of Lender under this Second Amendment and the obligation to fund any Advance hereunder shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

     (a) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have delivered to Lender, on or before the Effective Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Exhibit A, and each of which when required, shall be in recordable form:

          (i) THIS SECOND AMENDMENT.

          (ii) CLOSING OPINIONS FOR BORROWER.

          (iii) AMENDED AND RESTATED PROMISSORY NOTE.

          (iv) ADDITIONAL RESORT COLLATERAL MORTGAGE.

          (v) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS.

          (vi) STOCK PLEDGE AGREEMENT. Together with delivery of all original stock certificates indorsed to Lender, for itself and as agent for Sovereign.

          (vii) ENVIRONMENTAL INDEMNITY AGREEMENT. An Environmental Indemnity Agreement, executed by Borrower in favor of Lender.

          (viii) MODIFICATION TO LAND MORTGAGES. Borrower shall have executed and delivered to Lender, on or before the date hereof, modifications to the Land Mortgages, each of which shall be in the form attached hereto as Exhibit A, and each of which shall be in recordable form.

          (ix) INTERCREDITOR AGREEMENT. Borrower, Heller and Sovereign shall have executed and delivered to Lender, on or before the date hereof, the intercreditor agreement, in the form attached hereto as Exhibit A.

          (x) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas and the Secretary of State of each state in which the Collateral is located.

          (xi) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT.

          (xii) ASSIGNMENT OF MANAGEMENT AGREEMENTS.

          (xiii) ASSIGNMENT OF MORTGAGES;

          (xiv) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

     (b) HELLER FACILITY AND SOVEREIGN FACILITY MODIFICATION. On or before the Effective Date, Borrower shall deliver to Lender, evidence satisfactory to Lender, that the Heller Facility and the Sovereign Facility have each been modified in a manner substantially similar to that set forth in the Term Sheet and as previously been approved by Lender has been provided with copies of all of the executed Heller Documents modifications and the executed Sovereign Documents modifications;

     (c) EFFECTIVE DATE CONDITIONS. On or before the Effective Date, the following conditions shall be satisfied:

          (i) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under Texas, and other applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

          (ii) LITIGATION SEARCH. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if Lender determines that any such litigation is pending.

          (iii) TITLE SEARCHES. Title Searches for each real property comprising the Additional Resort Collateral and each real property comprising the Land, together with legible copies of each exception or matter noted thereon.

          (iv) TITLE INSURANCE POLICIES:

               (1) Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Land, an endorsement to the existing mortgagee's title insurance policy (the "Land Mortgage Title Policy Endorsement") updating each applicable policy previously issued with respect to the Land through the date hereof and indicating that the applicable Land Mortgage, as modified to date, is a first priority Lien on the land in question. Such Land Mortgage Title Policy Endorsement shall be an amount equal to the fair market value of the Land, and issued by companies and in form and substance satisfactory to Lender in its sole discretion.

               (2) Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Additional Resort Collateral, a mortgagee's title insurance policy (the "Additional Resort Collateral Title Policy") in the full amount of the appraised value of each such parcel, indicating that the applicable Additional Resort Mortgage is a first priority Lien on the parcel in question. The title policy shall be in form and substance, and contain such endorsements, as are satisfactory to Lender in its sole discretion and shall be issued by a title insurance company satisfactory to Lender.

               (3) Borrower shall be responsible for the payment of all costs and expenses of the foregoing title policies and endorsements.

          (v) SURVEYS. To the extent not previously delivered to Lender, Borrower shall deliver to Lender, at its sole cost and expense: (i) an ALTA survey of each parcel comprising the Additional Resort Collateral and the Land, which surveys shall be in form and substance satisfactory to Lender and the applicable title company, and shall be certified by the surveyor to Lender and the applicable title company, on such form of certification as may be approved by Lender; or (ii) legible recorded plats of the parcel comprising the Additional Resort Collateral and the Land, provided such recorded plats are in form and substance reasonably satisfactory to Lender and Title Company and are sufficient to remove the survey exception from the title policy issued with respect thereto.

          (vi) RECORDING OF MODIFICATIONS TO LAND MORTGAGES AND ADDITIONAL COLLATERAL MORTGAGES. The Additional Resort Collateral Mortgages and modifications to the Land Mortgages shall have been duly recorded in the applicable land records for each state in which the Land and the Additional Resort Collateral is located.

          (vii) ENVIRONMENTAL REPORT. To the extent not previously delivered to Lender, an Environmental Report or Reports covering the Land and that portion of the Additional Resort Collateral which is real property confirming:

               (1) that soil conditions are sufficient to support all existing and any contemplated improvements to such real property;

               (2)  the absence of Hazardous Materials on such real property;

               (3) that the issuer of the report has obtained, reviewed and included with its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable and state local authorities and such other information as Lender may reasonably require, including without limitation a Phase I environmental audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the real property in question, or in such proximity thereto as to create a material risk of contamination thereof.

               (viii) INSURANCE. Evidence that Borrower is maintaining all policies of insurance required by and in accordance with
                      Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

               (ix) GOVERNMENTAL PERMITS. To the extent not previously delivered to Lender, copies of all applicable government permits, approvals, consents, licenses and certificates with respect to the use and operation of the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property;

               (x) TAXES. Evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection had been paid with respect to the Resorts and the Collateral, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes and any assessments related to the resorts or the Collateral. Copies of the most current tax bills for the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property shall be provided to Lender;

               (xi) DZ FACILITY. Evidence satisfactory to Lender that the DZ Facility has closed on terms and conditions set forth in the DZ Letter Agreement and has been documented in form and substance reasonably satisfactory to Lender and Lender has been provided with copies of all the executed DZ Documents.

               (xii) STANDBY MANAGER. Borrower will have entered into the Standby Management Agreement in form and substance satisfactory to Lender, in its sole discretion, with the Standby Manager. On and after an Event of Default, the Standby Manager shall be responsible for, among other things: (i) managing the operation of the Resorts, the related amenities, the Additional Resort Collateral and any other Collateral that Lender deems necessary, (ii) monitoring or supervising the marketing, sale, resale and financing of pledged Intervals at the Eligible Resorts and
                      (iii) Lender may request, from time to time, in its sole discretion, such other duties and responsibilities related to the operation of the Resorts and related amenities, the Additional Resort Collateral, the Intervals and any other Collateral that Lender deems necessary. Borrower shall provide Lender with a list in form and substance satisfactory to Lender, in its sole discretion, of the duties and responsibilities associated with the operation of the Resorts.

               (xiii) FORBEARANCE AGREEMENT. All of the terms and conditions of the Forbearance Agreement shall have been satisfied to the satisfaction of

                      Lender and Lender shall have determined that no Forbearance Termination Event shall have occurred and be continuing.

               (xiv) BOND HOLDER EXCHANGE TRANSACTION CONSUMMATION. Evidence satisfactory to Lender in its sole discretion that the Bond Holder Exchange Transaction outlined in the Bond Holder Exchange Transaction Letter, a copy of which is attached hereto as Exhibit E, as approved by Lender, has been accepted by the requisite number of bond holders and the Bond Holder Exchange Transaction shall have fully closed. Lender shall be provided with copies of all of the executed Bond Holder Exchange Documents.

               (xv) ZONING. To the extent not previously provided by Borrower to Lender, evidence that the use and operation of the portions of the Additional Resort Collateral comprised of real property comply with all applicable zoning, building, health, safety and fire codes and regulations.

               (xvi) RESORT CONSULTANT. The Borrower, at its own expense, shall retain a consultant of recognized standing, acceptable to Lender in its sole discretion (the "Resort Consultant"). The Resort Consultant shall have such duties and responsibilities as Lender may request, in its sole discretion, from time to time, including without limitation: (1) preparation of a report evaluating Borrower's business and the operation of the Resorts to be delivered to Lender within ten (10) days after the Effective Date; (2) on an ongoing basis, monitoring: (a) the operations of Borrower including the offer and sale of Intervals by Borrower and the financing by Borrower of such sales, (b) Borrower's compliance with the Business Plan, (c) Borrower's operation of the Silverleaf Club and
                      (d) Borrower's and/or Silverleaf's Club's management and operation of the Resorts, the related amenities and the Additional Resort Collateral; and (3) submission of weekly written reports to Lender as to the foregoing. The Agreement with the Resort Consultant shall be in form and substance acceptable to Lender in its sole discretion and shall be assigned by Borrower to Lender as security for the Obligations. Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that the Resort Consultant may also perform the duties of the Standby Manager.

               (xvi) ESTOPPEL LETTERS. Borrower shall deliver to Lender, with respect to each Resort, an estoppel letter, executed by the applicable Timeshare Owners' Association, in the form attached hereto as Exhibit A.

     (d) EFFECTIVE DATE ADVANCES. In the event that Borrower desires Lender to make an Advance on the Effective Date, then, in addition to all of the conditions precedent set forth in this Paragraph 60, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Effective Date.

     (e) EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lender shall have no obligation to fund any Loan or make the initial Advance or any subsequent Advance unless (x) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (y) the Advance will not be used for any of the prohibited uses set forth in
Section 6.11.

     (f) MANAGEMENT OF RESORT. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this Section 4.5), so long as Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner's Association. Each such management agreement constitutes a part of the Additional Resort Collateral and is assigned to Lender, to secure the Obligations as provided herein.

     (g) POST CLOSING LETTER. Lender and Borrower shall execute a "Post Closing Letter" specifying which of the conditions set forth in this Paragraph 60 which Lender has agreed may be satisfied after the Effective Date, and by the date specified in the Post Closing Letter.

     (h) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including. Complete and legible copies of each title exception, engineering, environmental and soil reports, evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion.

     IN THE EVENT THAT LENDER DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT ANY OF THE CONDITIONS SET FORTH ABOVE OR OTHERWISE CONTAINED IN THIS SECOND AMENDMENT OR SET FORTH IN THE ADDITIONAL CREDIT FACILITY LOAN AGREEMENT, THE TRANCHE A LOAN AGREEMENT OR THE TRANCHE B LOAN AGREEMENT ARE NOT SATISFIED ON OR BEFORE MAY 31, 2002, THEN THIS SECOND AMENDMENT, AND THE OBLIGATIONS OF LENDER HEREUNDER, SHALL BE NULL AND VOID IN ALL RESPECTS AB INITIO. IN SUCH EVENT, THE ORIGINAL AGREEMENT AND THE TERMS AND CONDITIONS THEREIN SET FORTH, AS MODIFIED BY THE FORBEARANCE AGREEMENT AND THE EXTENSION LETTER, SHALL GOVERN AND CONTROL BORROWER'S OBLIGATION WITH RESPECT TO REPAYMENT IN FULL OF THE OBLIGATIONS, AS SUCH TERM IS DEFINED IN THE ORIGINAL AGREEMENT.

     61. FURTHER DOCUMENTATION. Borrower agrees to execute and deliver to Lender any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this Second Amendment.

     62. LOAN DOCUMENTS. Notwithstanding anything to the contrary in the Loan and Security Agreement dated as of December 16, 1999 as amended, all Loan Documents shall be in a form attached hereto as Exhibit A.

     63. EFFECT OF AMENDMENT. Except as herein expressly amended, the Original Agreement shall remain in full force and effect.

     64. RATIFICATION AND CONFIRMATION. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all covenants and agreements set forth in the Original Agreement and the other Loan Documents. The Borrower reaffirms, restates and incorporates by reference all of the covenants and agreements made in the Loan Documents as if the same were made as of this date. The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Original Agreement as amended hereby, and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirm the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date of the Second Amendment and thereafter upon satisfaction of the requirements for approval by Lender of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect the Lender's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender's Lien on the Collateral.

     65. ESTOPPEL. Borrower acknowledges, agrees and confirms that: (a) Advances under the Original Agreement have been made prior to the Effective Date; (b) all such Advances made prior to the Effective Date were made in favor of the Borrower and the Borrower in respect of the Existing Eligible Resorts; (c) Advances made prior to the Effective Date under the Original Agreement are deemed as having been made for the benefit of the Borrower and Borrower acknowledges and agrees that Borrower received a direct and substantial financial benefit from such Advances and (d) immediately prior to the Effective Date, and without giving effect to any Advances that may be made pursuant to the Second Amendment, the status of the Loan, including the outstanding principal balance thereof is as reflected in the Loan Funding Report delivered to and approved by Lender in connection with the closing of the Second Amendment, a copy of which is attached as Exhibit J.

     The Loan constitutes valuable consideration to the Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This Second Amendment and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the Effective Date to Lender, or of any interests owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

     66. DEFINITIONS. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     67. CROSS DEFAULT. Notwithstanding anything to the contrary in the Agreement, any default by the Borrower under the Existing Credit Facility, the Additional Credit Facility, the Heller Facility and/or the Sovereign Facility and/or termination of the Forbearance Agreement, Heller forbearance agreement or Sovereign forbearance agreement shall also be a default under this Agreement.

     68. EFFECTIVE DATE. BORROWER ACKNOWLEDGES, AGREES AND CONFIRMS THAT THE TERMS AND CONDITIONS OF THIS SECOND AMENDMENT, INCLUDING ANY OBLIGATION OF LENDERS TO MAKE ANY ADVANCE HEREUNDER, SHALL NOT BECOME EFFECTIVE UNTIL THE EFFECTIVE DATE, AS SUCH TERM IS HEREINAFTER DEFINED. FOR PURPOSES OF THIS SECOND AMENDMENT, THE TERM "EFFECTIVE DATE" SHALL MEAN THE DATE ON WHICH LENDER DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT EACH OF THE CONDITIONS SET FORTH IN PARAGRAPH 60 HEREOF HAVE BEEN SATISFIED, INCLUDING BUT NOT LIMITED TO:
(i) THE CLOSING OF THE DZ FACILITY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE DZ LETTER AGREEMENT AND THE BUSINESS PLAN; (ii) THE CONSUMMATION OF THE BOND HOLDER EXCHANGE TRANSACTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE BOND HOLDER EXCHANGE LETTER AND THE BUSINESS PLAN; AND (iii) THE CLOSING OF THE SOVEREIGN FACILITY AND HELLER FACILITY IN ACCORDANCE WITH THE BUSINESS PLAN. IN THE EVENT THAT THE EFFECTIVE DATE DOES NOT OCCUR ON OR BEFORE MAY 31, 2002, THEN THIS SECOND AMENDMENT, AND ALL OF THE OBLIGATIONS OF LENDER HEREUNDER, INCLUDING THE OBLIGATION TO MAKE ANY ADVANCE HEREUNDER SHALL BE VOID AB INITIO, AS IF THIS SECOND AMENDMENT WAS NEVER ENTERED INTO. IN SUCH EVENT, THE LOAN, AND THE RIGHTS

AND OBLIGATIONS OF BORROWER WITH RESPECT THERETO, SHALL BE GOVERNED IN ALL RESPECTS BY THE TERMS AND CONDITIONS SET FORTH IN THE ORIGINAL AGREEMENT, AS MODIFIED BY THE FORBEARANCE AGREEMENT AND THE EXTENSION LETTER. BORROWER EXPRESSLY ACKNOWLEDGES, AGREES AND CONFIRMS THAT TIME IS OF THE UTMOST ESSENCE WITH RESPECT TO THE EFFECTIVE DATE OCCURRING ON OR BEFORE MAY 31, 2002. ON THE EFFECTIVE DATE, AND SO LONG AS EACH CONDITION PRECEDENT SET FORTH IN THIS SECOND AMENDMENT HAS BEEN SATISFIED, LENDER AGREES TO WAIVE ALL PRIOR DEFAULTS AND EVENTS OF DEFAULT UNDER THE ORIGINAL AGREEMENT, INCLUDING BUT NOT LIMITED TO THE SPECIFIED EVENTS OF DEFAULT PROVIDED IN THE FORBEARANCE AGREEMENT.

     69. DZ BANK FACILITY CONDITIONS. Lender acknowledges and agrees that: (i) the transfer of Notes Receivable to Silverleaf Finance I, Inc. in connection with the DZ Facility is a true sale and not a financing transaction; (ii) Lender will not consolidate Silverleaf Finance I, Inc. with the Borrower in the event of a bankruptcy; and (iii) Lender will not take any action to the contrary in the case of a bankruptcy of Borrower or otherwise.

     70. RELEASE. IN ORDER TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER ACKNOWLEDGES AND AGREES THAT: (i) BORROWER HAS NO CLAIM OR CAUSE OF ACTION AGAINST LENDER (OR ANY OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS); (ii) BORROWER HAS NO OFFSET RIGHT, COUNTERCLAIM OR DEFENSE OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO LENDER; AND
(iii) LENDER HAS HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO BORROWER. BORROWER WISHES TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT LENDER'S RIGHTS, INTERESTS, CONTRACTS, COLLATERAL SECURITY OR REMEDIES. THEREFORE, BORROWER UNCONDITIONALLY RELEASES, WAIVES AND FOREVER DISCHARGES (A) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF ANY KIND OF LENDER TO BORROWER, EXCEPT THE OBLIGATIONS TO BE PERFORMED BY LENDER ON OR AFTER THE DATE HEREOF AS EXPRESSLY STATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF
ANY), WHETHER ARISING AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH BORROWER MIGHT OTHERWISE HAVE AGAINST LENDER, OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, IN EITHER CASE (A) OR (B), ON ACCOUNT OF ANY PAST OR PRESENTLY EXISTING CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.

Witnessed By:                          BORROWER:

/s/ Patricia K. Dorey                  SILVERLEAF RESORTS, INC., a Texas
------------------------------         corporation

/s/ Amy B. Merritt                     By: /s/ Harry J. White, Jr.
------------------------------             -----------------------------
                                       Name: Harry J. White, Jr.
                                       Title: CFO

STATE OF TEXAS                      )
                                    )   ss:
COUNTY OF  DALLAS                   )

     The foregoing instrument was acknowledged before me this 24th day of April, 2002 by Harry J. White, Jr., CFO of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

                                       /s/ Tammy J. Martin
                                       --------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: January 6, 2005

                                       LENDER:

[illegible]                            TEXTRON FINANCIAL CORPORATION,
------------------------------         a Delaware corporation

[illegible]                            By: /s/ John T. Dannibale
------------------------------             ----------------------------------
                                       Name: John T. Dannibale
                                       Title: VP

STATE OF CONNECTICUT       )
                           )      ss:
COUNTY OF HARTFORD         )

     The foregoing instrument was acknowledged before me this 26th day of April, 2002 by John T. Dannibale, VP of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                       /s/ Mary F. Rittlinger
                                       --------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: August 31, 2004

Exhibits:

Schedule 1.1 (oo) Heller Documents
Schedule 1.1(rrr) Sovereign Documents
Schedule 6.7 Litigation